EXHIBIT 10(bb)

                              EMPLOYMENT AGREEMENT


     This Employment Agreement ("AGREEMENT") is made by and between Geert R. Kersten, Esq. ("EMPLOYEE") and CEL-SCI Corporation ("CEL-SCI" or "the Company") as of September 01, 2011 (the "Effective Date").

                                    RECITALS

     EMPLOYEE has been an EMPLOYEE of CEL-SCI since February 1987. CEL-SCI and EMPLOYEE wish to set forth in this AGREEMENT the terms and conditions under which EMPLOYEE is to be employed by CEL-SCI from the date of execution forward.

     EMPLOYEE has worked for CEL-SCI since 1987. Employee and CEL-SCI entered into an Employment Agreement, dated as of October 31, 1991 (the "Original Employment Agreement"), and subsequently amended five times. The employment agreement currently is continuing until August 31, 2011. Both parties wish to extend the employment agreement by an additional 5 years, until August 31, 2016. The signing by both parties of this new AGREEMENT supersedes any of the old agreements and releases both EMPLOYEE and CEL-SCI from any of the rights and obligations agreed to in any of the previous agreements.

     In consideration of EMPLOYEE's agreement to continue providing services to CEL-SCI, CEL-SCI's agreement to employ EMPLOYEE on the terms and conditions set forth herein and the mutual agreements set forth herein, the parties hereto agree as follows:

1.    Term And Nature Of Employment
      -----------------------------

     CEL-SCI hereby employs EMPLOYEE as Chief Executive Officer of CEL-SCI for a period from September 1, 2011 and ending on the August 31, 2016, unless said period of employment (the "Employment Period") is terminated earlier in accordance with the terms of this AGREEMENT. Thereafter, EMPLOYEE shall be employed on an at-will basis and may terminate and may be terminated from his employment with or without cause, subject to the severance payment provisions set forth in this AGREEMENT. EMPLOYEE hereby accepts such employment and agrees to devote his full business time and attention, best efforts, energy and skills to the business and affairs of CEL-SCI. EMPLOYEE agrees to perform such other duties as may from time to time be assigned to him by the Board of Directors of CEL-SCI and shall act at all times in accordance with the best interests of CEL-SCI. EMPLOYEE agrees that he shall comply with all applicable governmental laws, rules and regulations and with all of CEL-SCI's policies, rules and/or regulations applicable to the Employees of CEL-SCI. The employment relationship between CEL-SCI and EMPLOYEE may be terminated by CEL-SCI or by EMPLOYEE after August 31, 2016, with or without cause, subject to the terms and conditions of this AGREEMENT.

2.    Wage Compensation
      -----------------

     2.1 Until August 31, 2011 Employee will be compensated as he currently is at an annual salary of $464,004.45, less applicable withholding taxes. Employee will receive at least the same salary increases per year as do other senior executives of CEL-SCI. Increases beyond those, if any, shall be made at the sole discretion of the Board of Directors of CEL-SCI. Nothing in this section 2.1 shall be construed to limit CEL-SCI's right to terminate this AGREEMENT in accordance with the terms hereof.

     2.2 Payment.

     Salary payments will be made to EMPLOYEE semi-monthly or otherwise in accordance with CEL-SCI's pay period practices applicable to executive officers.

3. Other Benefits.
   ---------------

     3.1 During the Employment Period, EMPLOYEE shall be entitled to receive any other benefits which are provided to CEL-SCI's executive officers or other full time Employees, in accordance with CEL-SCI's policies and practices and subject to EMPLOYEE's satisfaction of any applicable condition of eligibility.

     3.2 Reimbursement of Expenses. CEL-SCI shall reimburse EMPLOYEE for all reasonable business expenses incurred by EMPLOYEE on behalf of CEL-SCI provided that: (i) such reasonable expenses are ordinary and necessary business expenses incurred on behalf of CEL-SCI, and (ii) EMPLOYEE provides CEL-SCI with itemized accounts, receipts and other documentation for such reasonable expenses as are reasonably required by CEL-SCI. Any expenses found not to be reasonable business expenses by the auditors or the IRS, will be reimbursed to the Company by the EMPLOYEE. EMPLOYEE has the right to fly Business Class or equivalent if he chooses to do so.

4.    Former Employment
      -----------------

     No Conflict. EMPLOYEE represents and warrants that the execution and delivery by him of this AGREEMENT, his employment by CEL-SCI and his performance of duties under this AGREEMENT will not conflict with and will not be constrained by any prior employment or consulting agreement or relationship, or any other contractual obligations.

5.    Termination
      -----------

     5.1.a Termination of AGREEMENT Due to Death or Disability. EMPLOYEE's employment and this AGREEMENT shall terminate upon EMPLOYEE's death. In the event that EMPLOYEE's employment ends due to his death, CEL-SCI's obligations under this AGREEMENT shall immediately cease, except that the EMPLOYEE's legal representatives shall be entitled to receive all compensation otherwise payable to EMPLOYEE through the last day of the month in which the EMPLOYEE's death occurred. If EMPLOYEE dies while employed by CEL-SCI, any options or bonus shares of CEL-SCI then held by EMPLOYEE shall automatically accelerate and become fully vested. This provision shall not otherwise limit any benefits available under CEL-SCI's benefit plans. The expiration date of any options which would expire during the four year period following the Employee's death will be extended to the date which is four years after the Employee's death.

     5.1.b. If EMPLOYEE becomes mentally or physically incapacitated or disabled so as to be unable to perform EMPLOYEE's duties under this agreement, the AGREEMENT shall terminate. Employee's inability to adequately perform services under this AGREEMENT for a period of ninety (90) consecutive days will be conclusive evidence of such mental or physical incapacity or disability, unless such inability to adequately perform such services under this AGREEMENT is pursuant to a mental or physical incapacity or disability covered by the Family Medical Leave Act ("FMLA"). If EMPLOYEE becomes disabled while employed by CEL-SCI, any options or bonus shares of CEL-SCI then held by EMPLOYEE shall become fully vested. This provision shall not otherwise limit any benefits available under CEL-SCI's benefit plans. The expiration date of any options which would expire during the four year period following the EMPLOYEE's disability will be extended to the date which is four years after the EMPLOYEE's disability.

     5.2 "Termination for Cause". Notwithstanding anything to the contrary herein, EMPLOYEE's employment and this AGREEMENT may be terminated by CEL-SCI upon written notification upon the occurrence of any of the following:

          a. Willful misconduct that has a material adverse effect on CEL-SCI's operations, prospects, and business.

          b. Acts of fraud against CEL-SCI.

          c. EMPLOYEE breaches any of the terms or conditions set forth in this agreement within 30 days after EMPLOYEE's receipt from CEL-SCI of written notice of such breach, which notice shall describe in reasonable detail CEL-SCI's belief that EMPLOYEE is in breach hereof (notwithstanding the following, no cure period shall be applicable to breaches by EMPLOYEE of paragraphs 6 and 7 or to the extent CEL-SCI has provided EMPLOYEE more than 2 notices of substantially the same breach within any 12 month period).

     In the event that EMPLOYEE's employment is terminated by stocktickerCEL-SCI
pursuant  to  this  Section  5.2,  stocktickerCEL-SCI   obligations  under  this
AGREEMENT shall immediately cease.

     Termination of EMPLOYEE pursuant to this Section 5.2 shall be without prejudice to any other right or remedy to which CEL-SCI may be entitled at law, in equity, or under this AGREEMENT.

     5.3   Involuntary   Termination   For  Other  Than   Cause   ("Constructive
Termination").

     "Constructive Termination" shall occur if EMPLOYEE resigns his employment within ninety (90) days of the occurrence of any of the following events: ( (i) a relocation (or demand for relocation) of EMPLOYEE's place of employment to a location more than thirty-five (35) miles from EMPLOYEE's current place of employment, (ii) a significant and material reduction in EMPLOYEE's authority, job duties or level of responsibility or the imposition of significant and material limitations on EMPLOYEE's autonomy in his position, or (iii) if a Change of Control event has occurred.

     "Change of Control" shall mean a change in ownership or control of the Company as a result of any of the following transactions:

     a. a merger, consolidation or reorganization approved by the Company's stockholders, unless securities representing more that 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly, and in substantially the same proportion, by the persons who beneficially owned the company's outstanding voting securities immediately prior to such transaction, or

     b. any stockholder-approved transfer or other disposition of all or substantially all of the Company's assets, or

     c. the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's shareholders which was not approved by a majority of the Company's directors, or

     d. a change in the  composition  of the Board  over a period of  thirty-six
(36) months or less such that a majority of the Board members, by reason of one or more contested elections for Board membership, are no longer comprised of individuals who (A) were Board members at the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of Board members described in clause (A).

     In the event a Constructive Termination has occurred, other than Change of Control, EMPLOYEE may, in his sole discretion, provide Company with his written notice of resignation to be effective not less than 30 days after receipt by Company, whereupon EMPLOYEE shall cease to be employed by the Company and both parties shall be relieved of further responsibility or liability to the other except as provided by this Agreement.

     In the event of a Change of Control, EMPLOYEE may in his sole discretion, provide Company with his written notice of resignation to be effective not less than 30 days after receipt by Company, whereupon EMPLOYEE shall cease to be employed by the Company. Upon receipt of such notice of resignation, Company shall promptly pay to EMPLOYEE by certified check, wire transfer funds, or other form of payment reasonably acceptable to EMPLOYEE, a lump sum amount equal to the larger of twenty-four (24) months salary of the EMPLOYEE at such compensation rate as is then in effect under the terms of this Agreement, and any extension or renewal thereof, or the amount of all salary and benefits which would otherwise be payable pursuant to this Agreement, whichever is greater (the "Payment"). The Payment shall not be reduced by any charges, expenses, debts, set-offs or other deductions of any kind whatsoever except for required withholding taxes.

     In the event of a Constructive Termination, whether or not followed by termination of EMPLOYEE's employment, any options or bonus shares of the Company then held by EMPLOYEE shall become fully vested. The expiration date of any options which would expire during the four year period following the date of the Constructive Termination will be extended to the date which is four years after the date of the Constructive Termination.

     In the event EMPLOYEE resigns as a result of a Constructive Termination, CEL-SCI shall also provide the following benefits to EMPLOYEE:

     a. The EMPLOYEE's existing coverage under the Company's group health plan (and, if applicable, the existing group health coverage for eligible dependents) will end on the last day of the month in which the EMPLOYEE's termination of employment becomes effective. The EMPLOYEE and his eligible dependents may then be eligible to elect temporary continuation coverage under the Company's group health plan in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). The EMPLOYEE (and, if applicable, his eligible dependents) will be provided with a COBRA election form and notice which describe his rights to continuation coverage under COBRA. If the EMPLOYEE elects COBRA continuation coverage, then the Company will pay for COBRA coverage (such payments shall not include COBRA coverage with respect to the Company's
Section 125 health care  reimbursement  plan) for (i) eighteen  (18) months,  or
(ii) the maximum period permitted under COBRA. If EMPLOYEE exhausts the applicable COBRA period, the Company will reimburse EMPLOYEE for the cost of a family health insurance policy in an amount not to exceed the amount of the monthly COBRA premium previously paid by the Company pursuant to this paragraph for the remainder of the 18 month period following EMPLOYEE's termination of employment. After such period of Company-paid coverage, the EMPLOYEE (and, if applicable, his eligible dependents) may continue coverage at his own expense in accordance with COBRA or other applicable laws. No provision of this agreement will affect the continuation coverage rules under COBRA. In the event, however, the EMPLOYEE becomes eligible for benefits under another plan prior to the expiration of the period in which the Company is paying health insurance premiums, the Company shall no longer be obligated to pay such health insurance premiums. The EMPLOYEE is required to notify the Company of eligibility for benefits under another plan and is expected to enroll in any new group plan at the first eligible opportunity unless EMPLOYEE chooses, at EMPLOYEE's sole expense, to continue COBRA benefits through the Company. If EMPLOYEE fails to notify the Company of EMPLOYEE's eligibility for alterative benefits, the Company shall have the right to discontinue payment of COBRA premiums upon thirty (30) days' notice to EMPLOYEE. In no event shall a cash payment be made to EMPLOYEE in lieu of the payment of COBRA premiums. The payment of COBRA premiums by the Company shall not extend the maximum eligible COBRA coverage period.

     b. Outplacement Services. The Company will make available to EMPLOYEE, upon his request, outplacement services provided by a reputable outplacement counselor selected by the Company for a period of nine months following the effective date of EMPLOYEE's termination of employment. The Company will assume the cost of all such outplacement services. In no event will a cash payment be made in lieu of outplacement benefits.


6.  Confidential Information, Patents and Copyrights
    ------------------------------------------------

     6.1 In view of the fact that the EMPLOYEE's work for the Company will bring him into close contact with many confidential affairs of the Company not readily available to the public, the EMPLOYEE agrees:

     6.1.1 To keep secret and retain in the strictest confidence, all confidential matters of the Company, including, without limitation, inventions and related proprietary information, trade secrets, patents, customer lists, methods, scientific results and related documentation in connection with any research and development undertaken by, or at the direction of, the Company, confidential pricing policies, confidential utilization review protocols and screens, confidential and proprietary operational methods and other confidential and proprietary business affairs and plans of the Company and its affiliates, learned by him heretofore or hereafter; and not to disclose them to anyone outside the Company, except in the course of performing his duties hereunder or with the Company's express written consent; and

     6.1.2 To promptly deliver to the Company upon the termination of his employment with the Company, or at any time the Company may so request, all memoranda, notes, records, reports, manuals, and other documents (and all copies thereof) relating to the Company's business and all property associated therewith, which he may then possess or have under his control.

     6.2 All inventions made by the Employee during the employment term, which inventions apply to the Company's business, will be assigned to the Company. In the event any of such inventions are of a patentable nature, Employee agrees to apply for a patent on the invention and assign any patent rights relating to the invention to the Company. The Company will bear the costs of any such patent applications. Employee understands that his duties may involve writing or drafting various documents, brochures or publications for the Company. Employee hereby assigns any and all rights to such documents, brochures or publications to the Company, together with the right to secure copyright therefore and all extensions and renewals of copyright throughout the entire world. The Company shall have the right to make any and all omissions, additions, changes and adaptations, in whole or in part, with respect to such documents, brochures or publications.

     6.3 If the EMPLOYEE commits a breach, or threatens to commit a breach, of any of the provisions of Section 6.1 or 6.2 hereof, the Company shall have the following rights and remedies:

     6.3.1 The  rights  and  remedy  to have the  provisions  of this  Agreement specifically enforced by any court of competent jurisdiction, it being acknowledged that any such breach or threatened breach shall cause irreparable injury to the Company, and that money damages shall not provide an adequate remedy to the Company;

     6.3.2 The right and remedy to require the EMPLOYEE to reimburse the Company for all money damages, direct, consequential, or incidental, suffered by the Company as a result of any transactions constituting a breach of any of the provisions of the preceding paragraph.

     Each of the rights and remedies enumerated above shall be independent of the other and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.


7.  Non-Competition and Non-Solicitation of Employees
    -------------------------------------------------

     EMPLOYEE agrees and promises that if his employment is terminated, then, for the period of time described below, he will not be engaged in any other business or as a consultant to or general partner, Employee, officer or director of any partnership, firm, corporation, or other entity, or as an agent for any person, or otherwise, if: (1) such other business, partnership, firm, corporation, entity or person is engaged in for-profit activity in the pharmaceutical industry within the United States and competes with CEL-SCI in the field of natural cytokine mixtures for the treatment of any cancer indication CEL-SCI is pursuing in clinical trials; and (2) EMPLOYEE either (a) is the President, Chief Executive Officer or Chairman of such other business, partnership, firm, corporation, entity or person; or (b) participates in or directs the development of drugs for the treatment of cancer for such other business, partnership, firm, corporation, entity or person. This agreement to refrain from engaging in competitive activities shall continue for a two year period following the termination of this Agreement.

     The EMPLOYEE further agrees and represents that during the EMPLOYEE's employment by the Company and during the period in which EMPLOYEE is subject to the Non-Competition provisions of this AGREEMENT, the EMPLOYEE will not, directly or indirectly, on the EMPLOYEE's own behalf or in the service of, or on behalf of any other individual or entity, divert, or attempt to divert, solicit or hire away, to or for any individual or entity which is engaged in providing business services, any person employed by the Company, whether or not such EMPLOYEE is employed pursuant to a written agreement and whether or not such EMPLOYEE is employed for a determined period or at-will.

8.  Notices
    -------

     All notices, requests, consents and other communications, required or permitted to be given hereunder, shall be in writing and shall be deemed to have been duly given if delivered personally or sent by prepaid electronic transmission or mailed first-class, postage prepaid, by registered or certified mail or delivered by an overnight courier service (notices sent by electronic transmission, mail or courier service shall be deemed to have been given on the date sent), as follows (or to such other address as either party shall designate by notice in writing to the other in accordance herewith):

9.  Arbitration
    -----------

     The parties agree that any and all disputes that they have with one another which arise out of EMPLOYEE's employment or under the terms of this AGREEMENT shall be resolved through final and binding arbitration, as specified herein. This shall include, without limitation, disputes relating to this AGREEMENT, EMPLOYEE's employment by CEL-SCI or the termination thereof, claims for breach of contract or breach of the covenant of good faith and fair dealing, and any claims of discrimination or other claims under any federal, state or local law or regulation now in existence or hereinafter enacted and as amended from time to time concerning in any way the subject of EMPLOYEE's employment with CEL-SCI or its termination. The only claims not covered by this paragraph 9 are claims for benefits under the workers' compensation laws or claims for unemployment insurance benefits, which will be resolved pursuant to those laws. Binding arbitration will be conducted in the Washington, D.C. metropolitan area, in accordance with the rules and regulations of the American Arbitration Association. Each party will bear one half of the cost of the arbitration filing and hearing fees, and the cost of the arbitrator. Each party will bear its own attorneys' fees, unless otherwise decided by the arbitrator. EMPLOYEE understands and agrees that the arbitration shall be instead of any civil litigation and that the arbitrator's decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof.

10. General
    -------

     10.1 This Agreement shall be governed by, and enforced in accordance with, the laws of the Commonwealth of Virginia.

     10.2 The article and section headings in this Agreement are for reference only and shall not in any way affect the interpretation of this Employment Agreement.

     10.3 This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof.

     10.4 This Agreement, and the Employee's rights and obligations hereunder, may not be assigned by the Employee. The Company may assign this Agreement and its rights, together with its obligations, hereunder in connection with any sale, transfer or other disposition of all or substantially all of its business or assets subject to Section 5.3 hereof; in any event, the obligations of the Company hereunder shall be binding on its successors or assigns, whether by merger, consolidation of acquisition of all or substantially all of its business or assets.

     10.5 This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument executed by both of the parties hereto or, in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant in this Agreement.

11.  Subsidiaries and Affiliates.
     ---------------------------


As used herein, the term "subsidiary" shall mean any corporation or other business entity controlled by CEL-SCI; and the term "affiliate" shall mean and include any corporation or other business entity controlling, controlled by, or under common control with CEL-SCI.


12.  Survival.
     ---------

     Sections 6, 7 and 9 of this Agreement shall survive termination of this Agreement for any reason.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                          CEL-SCI CORPORATION


                                          /s/ Maximillian de Clara
                                          -----------------------------
                                          By: Maximillian de Clara
                                          Its:  President



                                          EMPLOYEE


                                          /s/ Geert R. Kersten
                                          ------------------------------
                                          Geert R. Kersten